                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  FORM 8-K/A



               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported):  December 2, 1997



                             CHEMTRAK INCORPORATED
             (Exact name of registrant as specified in its charter)



           Delaware                       0-19749                77-0295388
-------------------------------   ------------------------   ------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
        incorporation)                                       Identification No.)


                              929 E. Arques Avenue
                            Sunnyvale, CA 94086-4520
                    (Address of principal executive offices)

                                (408) 773-8156
             (Registrant's telephone number, including area code)
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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
          ---------------------------------------------

     On December 2, 1997, the Board of Directors voted to change independent public accountants, dismissing Ernst & Young LLP as the independent accountants for ChemTrak, Inc. (the "Company") and engaging Coopers & Lybrand LLP. Notice of dismissal was delivered to Ernst & Young on December 4, 1997. Ernst & Young's reports on Registrant's financial statements for the fiscal years ended December 31, 1995 and December 31, 1996 did not contain an adverse opinion or disclaimer of such opinion, and such reports did not contain any adverse opinion or disclaimer of opinion, and such reports were not otherwise modified or qualified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent interim period preceding the dismissal of Ernst & Young, (i) there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to its satisfaction would have caused it to make reference in connection with its reports, and (ii) Ernst & Young has not advised the Company of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304(a)(1)(v).

     During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Coopers & Lybrand, the Company has not consulted Coopers & Lybrand with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
         ---------------------------------

          A.   Exhibits.

               16.1 - Letter of Ernst & Young dated December 18, 1997 regarding the disclosure contained in Item 4 of this report on Form 8-K/A.
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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CHEMTRAK INCORPORATED


Dated:    December 19, 1997               By:  /s/ Donald V. Fluken
                                              -----------------------------
                                              Donald V. Fluken
                                              Vice President, Secretary and
                                              Chief Financial Officer